Exhibit 99.1

VENTANA MEDICAL SYSTEMS, INC. 1910 E. Innovation Park Drive Tucson, Arizona 85755 (520) 887-2155	Contact: Anna Cordasco/Jonathan Doorley Sard Verbinnen & Co 212-687-8080

VENTANA REPORTS THIRD QUARTER RESULTS

•	Net sales increased 28% to $75.7 million; company receives 20 Symphony orders in the third quarter
•

GAAP net income, including previously announced litigation developments, advisory costs related to the Roche unsolicited offer and the Spring BioScience acquisition was $0.3 million or $0.01 per diluted share

•	Non-GAAP net income was $7.9 million or $0.22 per diluted share
•	Company raises full year 2007 revenue and non-GAAP EPS guidance; affirms 2008 and 2009 guidance

Tucson, Arizona, October 18, 2007 – Ventana Medical Systems, Inc. (NASDAQ: VMSI), the global leader in tissue-based cancer diagnostics, today reported a 28% increase in year-over-year third quarter net sales, to $75.7 million for the quarter ended September 30, 2007. Net income and diluted earnings per share for the quarter were $0.3 million and $0.01, respectively, including special charges for previously announced litigation developments, acquisitions and advisory costs related to the Roche unsolicited offer. The charges included a $5.9 million after-tax charge resulting from litigation with CytoLogix, Inc., a $4.0 million after-tax charge associated with ongoing advisory expenses and a $0.6 million after-tax charge related to the acquisition of Spring BioScience. GAAP net income also includes a one-time, after-tax gain of $2.9 million related to a litigation settlement with Vision Systems.

Non-GAAP net income for the quarter, excluding the special charges and one time gain, was $7.9 million, or $0.22 per diluted share as compared to net income of $7.8 million, or $0.22 per diluted share, in the third quarter of 2006.

Ventana noted third quarter net income was negatively impacted by approximately $4.3 million in pre-tax legal expenses, due to litigation, most of which are not expected to recur in 2008. These expenses are in addition to the litigation costs included in the third quarter special charges.

Reagents and other revenue grew 29% compared to the third quarter of 2006, while instrument revenues increased by 24% versus the comparable period in 2006. Gross margin for the quarter was 75.3% compared to 76.6% in the third quarter of 2006. Ventana had 20 Symphony orders in the third quarter.

MANAGEMENT COMMENTS

“Ventana achieved exceptional operating performance and accelerating top-line growth in the third quarter,” said Christopher Gleeson, Ventana’s President and Chief Executive Officer. “Our sales momentum reflects strong performance in our core advanced staining business and increasing penetration of the large and robust primary staining market, as evidenced by growing demand for Symphony. This quarter’s results illustrate the strength of our market leadership and the long-term growth opportunity within our installed base and beyond. Reflecting the strong quarter, we are raising our revenue and non-GAAP earnings guidance for 2007.”

“The third quarter was also important strategically.” Gleeson continued. “We resolved long-standing legal disputes in a favorable way, and we acquired Spring BioScience Corporation, an industry-leading developer of next generation rabbit monoclonal antibodies and other reagents. Ventana’s continuing momentum overall and the Spring acquisition enabled us in September to increase our financial performance outlook for 2008 and 2009, and we are reaffirming that guidance today. I am extremely proud of the focus and dedication of our employees who have contributed to our strong and continuing momentum in advanced and primary staining and in the rapidly emerging field of companion diagnostics where we now have 30 projects ongoing with 10 pharmaceutical partners.”

Gleeson concluded, “Ventana is an outstanding and highly innovative company that continues to perform exceedingly well on behalf of all its stakeholders including investors, employees, partners and most importantly, the patients who rely on our groundbreaking and life saving technology. Our leadership remains focused on continuing to execute our strategy, achieving our strong growth trajectory in 2008 and beyond, and on delivering value to shareholders.”

YEAR-TO-DATE 2007

Net sales for the nine months ended September 30th, 2007, were $211.9 million, a 23% increase over the same period in 2006. Year-to-date net income, including special charges, was $25.3 million or $0.71 per diluted share compared to $20.1 million, or $0.55 per diluted share during the same period in 2006. Non-GAAP net income, which excludes special charges, for the first nine months of 2007 was $33.6 million, a 67% increase over the same period in 2006. On a per share basis, non-GAAP net income was $0.94, compared to $0.55 during the same period in 2006. Year-to-date special charges include the previously mentioned third-quarter charges in addition to the net $0.7 million in advisory charges from the second quarter related to the unsolicited Roche tender offer.

CALENDAR YEAR 2007, 2008 and 2009 OUTLOOK

The Company’s outlook for 2007 has increased, with expected revenues in the range of $296 million to $300 million while non-GAAP earnings expectations have been increased to approximately $1.34 per diluted share. Revenues for 2007 were previously expected to be in the range of $292 million to $296 million, and non-GAAP earnings per diluted share were expected to be approximately $1.31 per diluted share.

For 2008 and 2009, the Company is reiterating its revenue guidance in the range of $377 to $392 million in 2008, and $480 to $500 million in 2009. Earnings per diluted share is expected to be within the range of $1.91 to $2.01 for 2008, and $2.71 to $2.85 in 2009.

USE OF NON-GAAP FINANCIAL MEASURES

The Company excludes the effects of the previously announced litigation developments, the Spring BioScience acquisition and the Roche unsolicited offer described above from its internal operating forecasts and models and is providing here non-GAAP net income and non-GAAP diluted earnings per share to permit additional analysis of Company performance. The Company believes these non-GAAP measures are useful to investors because they enhance the understanding of historical financial performance and comparability between periods. The Company uses these non-GAAP measures to manage and assess the profitability of its business and does not focus on special charges in managing the operational aspects of its business. The determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for operating income; net income and diluted earnings per share are determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. The Company compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

INVESTOR CONFERENCE CALL

Ventana will hold a conference call to discuss third quarter results at 5:30p.m. Eastern on October 18, 2007. The conference call can be accessed by dialing (866) 578-5788 (U.S. and Canada callers) or (617) 213-8057 (international callers) and entering the passcode 63478761 approximately 10 minutes prior to the call. The call can be accessed live and will be available for replay over the Internet via http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=79080&eventID=1668626. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists).

ABOUT VENTANA MEDICAL SYSTEMS, INC.

Ventana develops, manufactures, and markets instrument/reagent systems that automate tissue preparation and slide staining in clinical histology and drug discovery laboratories worldwide. The Company’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds.

SAFE HARBOR STATEMENT

This press release contains certain forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements in this press release may include, but are not limited to, statements regarding projected operating results, revenue, earnings per share, market growth, operating margins, anticipated products, technology development and placement and that certain legal expenses will not recur in future periods. These forward-looking statements are subject to numerous risks and uncertainties, and actual results may vary materially. We may not achieve projected future operating results, or market share, and product and technology development activities may not be as successful as we expect, in terms of the timing of product availability to the market or customer rates of adoption. Ventana’s projections, while presented with numerical specificity, are necessarily based on a variety of estimates and assumptions which, though considered reasonable by Ventana, may not be realized and are inherently subject to significant business, economic, competitive, industry, regulatory, market and financial uncertainties and contingencies, many of which are and will be beyond Ventana’s control. Ventana cautions that no representations can be made or are made as to the accuracy of the projections or to Ventana’s ability to achieve the projected results. Other risks and uncertainties include risks associated with the development, manufacturing, marketing, and sale of medical products, risks and uncertainties concerning FDA approval of our products, competitive factors, general economic conditions, legal disputes, and government actions, and those other risks and uncertainties contained in our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and all subsequent SEC filings, and other factors that Ventana is currently unable to identify or quantify, but that may exist in the future. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this press release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as today’s date. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance, or achievement.

Visit the Ventana Medical Systems, Inc., website at www.ventanamed.com.

VENTANA’S STOCKHOLDERS SHOULD READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON JULY 11, 2007, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO. THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT SETS FORTH THE REASONS FOR THE RECOMMENDATION OF THE VENTANA BOARD AND RELATED INFORMATION. THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER PUBLIC FILINGS MADE FROM TIME TO TIME BY THE COMPANY WITH THE SEC ARE AVAILABLE WITHOUT CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV, AT VENTANA’S WEBSITE AT WWW.VENTANAMED.COM OR FROM VENTANA’S INFORMATION AGENT, INNISFREE M&A INCORPORATED AT (888) 750-5834

FINANCIAL TABLES FOLLOW:

VENTANA MEDICAL SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$29,835	$31,761
Short-term investments	12,954	68,325
Trade accounts receivable, net of allowance for doubtful accounts of $1,996 and $1,716, respectively	56,261	47,455
Inventories, net	26,755	18,277
Deferred tax assets	10,089	2,502
Prepaids and other current assets	3,404	5,646

Total current assets	139,298	173,966
Property and equipment, net	88,713	65,405
Deferred tax assets, net of current portion	22,379	14,195
Goodwill	12,296	2,804
Intangible assets, net	20,092	6,349
Capitalized software development costs, net	4,572	3,131
Other assets	12,893	2,780

Total assets	$300,243	$268,630

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,082	$15,634
Accrued legal settlement	14,718	5,000
Other current liabilities	40,691	31,487

Total current liabilities	80,491	52,121
Long-term debt	1,951	2,069
Other long-term liabilities	4,539	661

Commitments and Contingencies

Stockholders’ equity
Common stock—$.001 par value; 100,000 shares authorized, 38,665 and 37,490 shares issued at September 30, 2007 and December 31, 2006, respectively	39	37
Additional paid-in-capital	277,537	234,149
Retained earnings	67,181	43,206
Accumulated other comprehensive income	496	10,252
Treasury stock—4,002 and 2,570 shares, at cost, at September 30, 2007 and December 31, 2006, respectively	(131,991)	(73,865)

Total stockholders’ equity	213,262	213,779

Total liabilities and stockholders’ equity	$300,243	$268,630

The number of shares of common stock issued and outstanding at September 30, 2007 and December 31, 2006 was 34,663 and 34,920, respectively

VENTANA MEDICAL SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Sales:
Reagents and other	$65,373	$50,623	$186,954	$149,612
Instruments	10,362	8,355	24,967	22,509

Total net sales	75,735	58,978	211,921	172,121
Cost of goods sold	18,741	13,807	52,050	40,975

Gross profit	56,994	45,171	159,871	131,146
Operating expenses:
Research and development	10,849	7,717	30,699	23,539
Selling, general and administrative	34,407	25,840	96,650	76,782
Amortization of intangible assets	683	596	1,862	1,838
Special charges, net	12,517	—	13,588	—

(Loss) income from operations	(1,462)	11,018	17,072	28,987
Interest and other income	811	592	21,101	2,149

(Loss) income before taxes	(651)	11,610	38,173	31,136
Benefit (provision) for income taxes	914	(3,779)	(12,904)	(11,060)

Net income	$263	$7,831	$25,269	$20,076

Net income per common share:
—Basic	$0.01	$0.23	$0.74	$0.59

—Diluted	$0.01	$0.22	$0.71	$0.55

Shares used in computing net income per common share:
—Basic	34,465	34,472	33,951	34,225

—Diluted	36,540	36,350	35,790	36,184

VENTANA MEDICAL SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(Unaudited)

	Nine Months Ended September 30,
	2007	2006
Net income	$25,269	$20,076
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14,721	12,267
Share-based compensation expense related to employee stock options and employee stock purchases	5,074	3,797
Acquired in-process research and development	1,000	—
Deferred income taxes	(7,289)	(3,439)
Tax benefit from employee stock option plans	12,174	7,487
Excess tax benefits from share-based compensation	(2,918)	(7,607)
Change in operating assets and liabilities:
Accounts receivable	(8,125)	(5,765)
Inventory	(5,178)	(6,627)
Other assets	1,206	(1,073)
Accounts payable	5,778	5,587
Other liabilities	20,344	4,342

Net cash provided by operating activities	62,056	29,045

Cash flows from investing activities:
Purchase of property and equipment	(32,776)	(17,630)
Spring BioScience acquisition, net of cash acquired	(40,940)	—
Purchase of intangible assets	(503)	(736)
Purchases of investments	(228,930)	(188,865)
Proceeds from sale of investments	267,453	171,568

Net cash used in investing activities	(35,696)	(35,663)

Cash flows from financing activities:
Issuance of common stock	25,570	11,382
Purchases of common stock for treasury	(57,634)	(13,394)
Excess tax benefits from share-based compensation	2,918	7,607
Repayments of debt	(446)	(350)

Net cash (used in) provided by financing activities	(29,592)	5,245
Effect of exchange rate change on cash and cash equivalents	1,306	443

Net decrease in cash and cash equivalents	(1,926)	(930)
Cash and cash equivalents, beginning of period	31,761	17,519

Cash and cash equivalents, end of period	$29,835	$16,589

Supplemental cash flow information:
Income taxes paid	$2,731	$6,171
Interest paid	$99	$76
Non-cash investing and financing activities:
Tendered common stock for stock option exercises	$492	$466
Purchases of property and equipment	$3,303	$—

Adjusted Financial Results – Non – GAAP Measures Reconciliation

Reconciliation of (Loss) Income from Operations to Non-GAAP Income from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
(Loss) Income from operations, as reported	$(1,462)	$11,018	$17,072	$28,987
Special charges	12,517	—	13,588	—

Non-GAAP Income from operations	$11,055	$11,018	$30,660	$28,987

Reconciliation of Net Income and Diluted Earnings Per Share to Non-GAAP Net Income and Non-GAAP Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income, as reported	$263	$7,831	$25,269	$20,076
Adjustments to reconcile net income to non-GAAP net income:
Special charges	12,517	—	13,588	—
Income tax effects	(4,907)	—	(5,273)	—

Non-GAAP net income	$7,873	$7,831	$33,584	$20,076

Diluted earnings per share, as reported	$0.01	$0.22	$0.71	$0.55
Adjustments to reconcile diluted earnings per share to non-GAAP diluted earnings per share:
Impact of special charges, net of tax effect	0.21	—	0.23	—

Non-GAAP diluted earnings per share	$0.22	$0.22	$0.94	$0.55